Joint Filer Information


NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)

DATE OF EVENT REQUIRING STATEMENT: March 27, 2008

SIGNATURE:

      By: /s/ Timothy Kuschill
          ------------------------------
      Name:   Timothy Kuschill
      Title:  Counsel of GLG Partners LP

      By: /s/ Emmanuel Roman
          ------------------------------
      Name:  Emmanuel Roman
      Title: Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: Panda Ethanol, Inc. (PDAE)

DATE OF EVENT REQUIRING STATEMENT: March 27, 2008

SIGNATURE:


      By: /S/ Alejandro R. San Miguel
          -----------------------------
          Name:  Alejandro R. San Miguel
          Title: General Counsel and Corporate Secretary